                                  EXHIBIT 10.10

                   [GIBRALT CAPITAL CORPORATION - LETTERHEAD]


February 16, 2000



Rob Biagioni
Chief Financial Officer
MDU Communications Inc.
108 - 11951 Hammersmith Way
Richmond, BC V7A 5H9

SUBJECT:  GIBRALT CAPITAL CORPORATION FINANCING

Dear Sheldon:

Gibralt Capital Corporation ("Gibralt") would like to propose a financing arrangement whereby Gibralt will work with MDU Communications Inc. ("MDU") to prepare a long term debt facility based on subscriber acquisition costs to MDU.

Gibralt will assist MDU in establishing the necessary introductions and contacts in the U.S. Gibralt will introduce MDU to property managers, property owners, multi-family builders and reits on a best efforts basis. In consideration for extinguishing the MBT Capital Letter of Intent, and introductions to the U.S. Market, MDU will grant Gibralt 750,000 common stock purchase warrants as follows:

- Upon signing a mutual release of the MBT Letter of Intent, 500,000 common share purchase warrants exercisable at $2.50 per share with a two year expiration period.

- 250,000 common share purchase warrants for Gibralt's assistance in developing the U.S. market.

Gibralt will work with MDU on financing of up to U.S. $50 Million. The terms of the financing will be competitive with market rates. Additional warrants will be granted to Gibralt upon acceptance of a firm commitment to finance.

All common share purchase warrants will have piggy back registration rights to the current registration statement relating to the most recent financing completed by Haywood Securities.

It is agreed that all legal fees will be borne by MDU.

Gibralt will require approval of any public disclosure including press releases related to Gibralt and its relationship with MDU. Upon acceptance of this letter agreement, Gibralt's council will prepare legal documents. We look forward to doing business with MDU Communications Inc.

Yours truly,



/s/ Bruno Di Spirito
----------------------


Bruno Di Spirito
Executive Vice President &CFO



         /s/ Robert A. Biagioni (CFO & Director)
--------------------------------------------------------
Agreed and accepted by MDU Communications Inc.

                                 MUTUAL RELEASE

This Mutual Release dated for reference March 1, 2000.

AMONG:
--------------------------------------------------------------------------------
                           MDU COMMUNICATIONS INTERNATIONAL, INC.
                           ("MDTV")

AND:

                           MDU COMMUNICATIONS, INC.
                           ("MDU")

AND:

                           GIBRALT CAPITAL CORPORATION
                           ("GIBRALT")

WHEREAS:

A.       MDU is a wholly owned subsidiary of MDTV.

B. MDU and MBT Capital entered into a Letter Agreement, dated for reference November 18, 1999 and an addendum thereto dated November 22, 1999, attached as Exhibits "A" and "B", which were subsequently assigned by MBT Capital to Gibralt pursuant to an assignment agreement between MBT Capital, MerBanco Capital Inc., 3678652 Canada Inc. and Gibralt dated January 14, 2000, attached as Exhibit "C" (collectively, the "Agreement");

FOR AND IN CONSIDERATION of $1.00 paid by each party hereto to each other party hereto, the payment by MDTV to Gibralt of 750,000 Warrants to purchase 750,000 common shares of MDTV at an exercise price of US$2.50 for a period of two years and the mutual covenants and releases herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree with each other as follows:

1. Gibralt does hereby remise, release and forever discharge MDTV and MDU, its past, present and future affiliates, predecessors, successors, assigns, principals, employees, agents, shareholders, officers and directors and the respective heirs, executors, administrators, successors and assigns of such principals, employees, agents, shareholders, officers and directors, of and from any and all past, present and future actions, manner of actions, causes of action, claims, suits, proceedings, obligations, liabilities, debts, dues, profits, expenses, contracts, covenants, demands and damages of any nature of kind whatsoever, whether actually pending or potential, at law or in equity, known as well as unknown, which any of Gibralt, their past, present and future servants, agents, principals, employees, officers, directors, shareholders, affiliates, heirs, executors, administrators, successors and assigns and the respective heirs, executors, administrators, successors and assigns of such servants, agents, principals, employees, officers, directors, shareholders and affiliates had, now have, or hereafter can, shall or may have arising out of or in relation to or in any way connected with the Agreement.

2. MDTV and MDU do hereby remise, release and forever discharge Gibralt, their past, present and future affiliates, predecessors, successors, assigns, principals, employees, agents, shareholders, officers and directors and the respective heirs, executors, administrators, successors and assigns of such principals, employees, agents, shareholders, officers and directors, of and from any and all past, present and future actions, manner of actions, causes of action, claims, suits, proceedings, obligations, liabilities, debts, dues, profits, expenses, contracts, covenants, demands and damages of any nature or kind whatsoever, whether actually pending or potential, at law or in equity, known as well as unknown, which any of MDTV and MDU, their past, present and future servants, agents, principals, employees, officers, directors, shareholders, affiliates, heirs, executors, administrators, successors and assigns of such servants, agents, principals, employees, officers, directors, shareholders and affiliates had, now have, or hereafter can, shall or may have arising out of or in relation to or in any way connected with the Agreement.

3. IT IS HEREBY UNDERSTOOD AND AGREED that any and all obligations arising pursuant to the Agreement have now been satisfied and that such Agreement has been terminated.

4. IT IS HEREBY UNDERSTOOD AND AGREED by the parties that anything contained herein, shall not be deemed an admission of liability by any of the parties hereto with respect to any claim of any other party.

5. Each party acknowledges that this Mutual Release has been executed voluntarily by such party after receiving independent legal advice. The parties further covenant and represent that they have not assigned their rights of action to anyone.

6. The terms of this Mutual Release are contractual and not recitals. It is further understood and agreed that this Mutual Release contains the entire agreement among the undersigned parties in regard to the matters, which are the subject matters of this Mutual Release. Further, this Mutual Release shall be enforceable in all jurisdictions of the world and governed by the laws of the Province of British Columbia.

MDU COMMUNICATIONS INTERNATIONAL, INC.

Per:

                  /s/ Bob Biagioni
        --------------------------------------
         Authorized Signatory

MDU COMMUNICATIONS, INC.

Per:

                  /s/ Bob Biagioni
        --------------------------------------
         Authorized Signatory

GIBRALT CAPITAL CORPORATION

Per

                  /s/ Johnny Ciampi
        --------------------------------------
         Authorized Signatory

                        [MDU COMMUNICATIONS - LETTERHEAD]

March 16, 2000


Mr. Bruno Di Spirito
Executive Vice President & CFO
Gibralt Capital Corporation
Suite 2000
1177 West Hastings Street
Vancouver, BC
V6E 2K3



Dear Bruno:

RE:      REGISTRATION RIGHTS

Further to my conversations with Johnny Ciampi of your office I am writing to confirm our understanding with respect to the registration rights of the securities underlying the 750,000 warrants as contemplated in our letter agreement dated February 16, 2000.

MDU Communications International, Inc. (the "Company") is filing a preliminary registration statement in the United States on or about March 31, 2000. The securities underlying the 750,000 warrants, which the Company is providing as a consideration for the mutual release and future services, will be included for registration in the registration statement filed. The Company will use its best efforts to have the registration statement receipted and the securities underlying the 750,000 warrants registered for trading the in United States by June 26, 2000.

Please acknowledge below the registration rights as outlined herein is acceptable to Gibralt Capital Corporation. Please provide the undersigned with an executed acknowledgment so we can arrange to execute the mutual release and warrant shortly.

I confirm that the mutual release referred to above does not apply to the registration rights contemplated herein.

I will provide you with a copy of the preliminary registration statement when filed and keep you informed as to the status of our progress to June 26th.

Yours truly,

MDU COMMUNICATIONS INTERNATIONAL, INC.



         /s/ Robert A. Biagioni
-----------------------------------------------
Robert A. Biagioni, C.A.
CFO

AGREED AND ACKNOWLEDGED this 23RD day of March, 2000.


         /s/ Johnny Ciampi
-----------------------------------------------
Johnny Ciampi
Treasurer